Exhibit 99.1

Press Release

April 21, 2026	Contact Information:

For Immediate Release	Dave Pauli
Chief Financial Officer
414.223.7770

Zurn Elkay Water Solutions Reports First Quarter 2026 Financial Results
Investor call scheduled for Wednesday, April 22, 2026 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

First Quarter Highlights
•Net sales in the quarter were $433 million compared with $389 million in last year’s March quarter (+11% core sales(1)).
•Net income from continuing operations was $59 million (diluted EPS from continuing operations of $0.35) compared with net income from continuing operations of $41 million (diluted EPS from continuing operations of $0.24) in the year-ago quarter.
•Adjusted EPS(1) was $0.41 compared with $0.31 in the year-ago quarter.
•Adjusted EBITDA(1) was $116 million (26.8% of net sales) compared with $98 million (25.2% of net sales) in last year's first quarter.
•Net debt leverage(1) of 0.5x as of March 31, 2026.
•Increased revolver capacity from $200 million to $550 million.
•Deployed $50 million to repurchase 1.0 million shares of common stock in the quarter.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “First quarter core sales(1) grew 11% and adjusted EBITDA(1) grew 18% year over year as adjusted EBITDA margins(1) expanded 160 basis points to 26.8%. We’re pleased with the traction we’re getting on our targeted growth initiatives as well as the progress we’re making on opening new growth adjacencies that will launch later in 2026 and into 2027.”
“We continue to prioritize the relentless deployment of our strategic initiatives paired with world-class operational execution within our business by leveraging the Zurn Elkay Business System. The strength and resilience of our business is something we’ve cultivated and added to over a long period of time, by being laser focused on building unique, sustainable competitive advantages across our business. The depth and breadth of these advantages lie in our products, supply chain, go-to market alignment, vertical and geographic market focus, and the value that provides to our customers and the industry.”
Adams continued, “In February we issued our 2025 Sustainability report, which highlights our continued progress in strengthening environmental stewardship across our operations and providing additional solutions to help our customers meet their sustainability goals. As the world increasingly faces water conservation and contamination issues, our role as a leader in water management is to meet those challenges with practical, innovative solutions that set new standards for water efficiency, safety and quality.”

Outlook
“Our outlook for the second quarter and full year is based on the assumption that the current tariff structure in place as of today (April 21, 2026) remains in place throughout 2026. We expect second quarter core sales(1) to grow by 8% to 9% compared to last year's second quarter and adjusted EBITDA margins(1) to be between 27.0% to 27.5%. At present, we see the potential for upside beyond our Q1 actuals and Q2 guidance to the full year 2026 outlook we provided last quarter, and our plan is to revisit the second half of 2026 outlook as we announce Q2 results.”
First Quarter 2026 Overview
Net sales were $433.0 million and $388.8 million during the three months ended March 31, 2026 and March 31, 2025, respectively, an increase of 11% year over year. Core sales(1) improved 11% year over year, including growth in nearly all product categories.
During the three months ended March 31, 2026, income from operations was $82.1 million compared to $63.4 million during the three months ended March 31, 2025. Income from operations as a percentage of net sales increased by 270 basis points year over year as a result of the favorable impact of year-over-year sales growth (inclusive of price realization) and Zurn Elkay Business System led productivity initiatives.
Adjusted EBITDA(1) was $116.0 million, or 26.8% of net sales, during the three months ended March 31, 2026 compared to $98.0 million, or 25.2% of net sales, during the three months ended March 31, 2025.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of mergers, acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of mergers, acquisitions and divestitures because the nature, size and number of mergers, acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in, first-out costs, and other non-operational, non-cash or non-recurring gains and losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring gains or losses. It is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies and one of America’s Greenest Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, April 22, 2026, at 8:30 a.m. Eastern Time to discuss its first quarter 2026 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and CFO, Dave Pauli, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 800-715-9871
International toll: 646-307-1963
Access Code: 6071902
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2025, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net sales	$433.0	$388.8
Cost of sales	227.2	207.8
Gross profit	205.8	181.0
Selling, general and administrative expenses	108.2	101.2
Restructuring and other similar charges	0.9	1.7
Amortization of intangible assets	14.6	14.7
Income from operations	82.1	63.4
Non-operating expense:
Interest expense, net	(6.2)	(7.3)
Other income, net	1.0	—
Income before income taxes	76.9	56.1
Provision for income taxes	(18.0)	(15.1)
Net income from continuing operations	58.9	41.0
Income from discontinued operations, net of tax	—	2.6
Net income	$58.9	$43.6

Basic net income per share:
Continuing operations	$0.35	$0.24
Discontinued operations	$—	$0.02
Net income	$0.35	$0.26
Diluted net income per share:
Continuing operations	$0.35	$0.24
Discontinued operations	$—	$0.02
Net income	$0.35	$0.26
Weighted-average number of shares outstanding (in thousands):
Basic	167,696	170,346
Effect of dilutive equity awards	1,980	1,843
Diluted	169,676	172,189

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended March 31, 2026
(in Millions) (Unaudited)

	Three Months Ended March 31, 2026
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$433.0		$—			$433.0

Income from operations	82.1		12.9	(a)		95.0

Income before income taxes	76.9		14.8	(b)		91.7
Provision for income taxes and indicated rate	(18.0)	23.4%	(3.5)		23.6%	(21.5)	23.4%
Net income	$58.9		$11.3			$70.2

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$0.9		$0.9
Other, net (1)	0.2		0.2
Last-In, First-Out ("LIFO") adjustments	0.1		0.1
Stock-based compensation expense	11.7		—
Amortization of intangible assets	—		14.6
Other income, net (2)	—		(1.0)
Total Adjustments	12.9		14.8
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended March 31, 2025
(in Millions) (Unaudited)

	Three Months Ended March 31, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$388.8		$—			$388.8

Income from operations	63.4		13.0	(a)		76.4

Income before income taxes	56.1		17.2	(b)		73.3
Provision for income taxes and indicated rate	(15.1)	26.9%	(4.1)		23.8%	(19.2)	26.2%
Net income from continuing operations	41.0		13.1			54.1

Income from discontinued operations, net of tax	2.6		(2.6)			—
Net income	$43.6		$10.5			$54.1

	Income from Operations Adjustments (a)		Income before Income Taxes Adjustments (b)
Restructuring and other similar charges	$1.7		$1.7
Last-In, First-Out ("LIFO") adjustments	(0.3)		(0.3)
Stock-based compensation expense	10.5		—
Amortization of intangible assets	—		14.7
Supply chain optimization and footprint repositioning initiatives	1.1		1.1
Total Adjustments	13.0		17.2

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended March 31, 2026 and March 31, 2025
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended
Adjusted EBITDA	March 31, 2026	March 31, 2025
Net income	$58.9	$43.6
Income from discontinued operations, net of tax	—	(2.6)
Provision for income taxes	18.0	15.1
Other income, net (1)	(1.0)	—
Interest expense, net	6.2	7.3
Depreciation and amortization	21.0	22.7
EBITDA	$103.1	$86.1

Adjustments
Restructuring and other similar charges	$0.9	$1.7
Stock-based compensation expense	11.7	10.5
Last-In, First-Out ("LIFO") adjustments	0.1	(0.3)
Other, net (2)	0.2	—
Subtotal of adjustments	12.9	11.9
Adjusted EBITDA	$116.0	$98.0

(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from disposition of long-lived assets.

	Three Months Ended
Adjusted Net Income and Earnings Per Share	March 31, 2026	March 31, 2025
Net income	$58.9	$43.6
Income from discontinued operations, net of tax	—	(2.6)
Amortization of intangible assets	14.6	14.7
Restructuring and other similar charges	0.9	1.7
Supply chain optimization and footprint repositioning initiatives	—	1.1
Last-In, First-Out ("LIFO") adjustments	0.1	(0.3)
Other income, net (1)	(1.0)	—
Other, net (2)	0.2	—
Tax effect on above items	(3.5)	(4.1)
Adjusted net income	$70.2	$54.1

GAAP diluted net income per share from continuing operations	$0.35	$0.24
Adjusted earnings per share - diluted	$0.41	$0.31

Weighted-average number of shares outstanding (in thousands):
GAAP basic weighted-average shares	167,696	170,346
Effect of dilutive equity awards	1,980	1,843
Adjusted diluted weighted-average shares	169,676	172,189

(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the disposition of long-lived assets.

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash provided by operating activities	$46.1	$42.9
Expenditures for property, plant and equipment	(3.4)	(4.3)
Free cash flow	$42.7	$38.6

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income	$58.9	$43.6
Other comprehensive loss:
Foreign currency translation adjustments	(1.6)	(0.2)
Other comprehensive loss, net of tax	(1.6)	(0.2)
Total comprehensive income	$57.3	$43.4

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$273.5	$300.5
Receivables, net	242.7	184.8
Inventories, net	292.3	274.4
Income taxes receivable	1.8	13.3
Other current assets	26.2	38.7
Total current assets	836.5	811.7
Property, plant and equipment, net	155.9	157.6
Intangible assets, net	820.4	835.0
Goodwill	794.4	795.0
Other assets	77.2	80.1
Total assets	$2,684.4	$2,679.4
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$1.4	$0.9
Trade payables	99.0	65.2
Compensation and benefits	18.3	40.9
Current portion of pension and other postretirement benefit obligations	1.1	1.1
Other current liabilities	138.7	151.3
Total current liabilities	258.5	259.4

Long-term debt	497.6	495.6
Pension and other postretirement benefit obligations	9.5	9.6
Deferred income taxes	191.8	189.7
Operating lease liability	38.1	42.0
Other liabilities	82.1	79.8
Total liabilities	1,077.6	1,076.1

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 167,032,113 at March 31, 2026 and 166,981,602 at December 31, 2025	1.7	1.7
Additional paid-in capital	2,806.2	2,810.0
Retained deficit	(1,122.8)	(1,131.7)
Accumulated other comprehensive loss	(78.3)	(76.7)
Total stockholders' equity	1,606.8	1,603.3
Total liabilities and stockholders' equity	$2,684.4	$2,679.4

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Operating activities
Net income	$58.9	$43.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6.4	8.0
Amortization of intangible assets	14.6	14.7
Non-cash restructuring charges	—	0.5
Loss on dispositions of long-lived assets	0.2	—
Deferred income taxes	2.1	(1.3)
Other non-cash expenses	1.0	—
Pension curtailment and settlement	—	(0.7)
Stock-based compensation expense	11.7	10.5
Changes in operating assets and liabilities:
Receivables, net	(58.1)	(40.5)
Inventories, net	(18.2)	(7.9)
Other assets	29.6	25.0
Accounts payable	33.9	23.3
Accruals and other	(36.0)	(32.3)
Cash provided by operating activities	46.1	42.9

Investing activities
Expenditures for property, plant and equipment	(3.4)	(4.3)
Cash used for investing activities	(3.4)	(4.3)

Financing activities
Repayments of debt	(0.3)	(0.2)
Payment of debt issuance costs	(3.0)	—
Proceeds from exercise of stock options and ESPP contributions	2.5	1.2
Taxes withheld and paid on employees' share-based payment awards	—	(0.5)
Repurchase of common stock	(50.0)	(77.4)
Payment of common stock dividends	(18.4)	(15.2)
Cash used for financing activities	(69.2)	(92.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.5)	0.2
Decrease in cash, cash equivalents and restricted cash	(27.0)	(53.3)
Cash, cash equivalents and restricted cash at beginning of period	300.5	198.0
Cash, cash equivalents and restricted cash at end of period	$273.5	$144.7